EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TurboSonic, Inc 2003 Stock Plan of our report dated August 27, 2004, with respect to the consolidated financial statements of TurboSonic Technologies, Inc. in its Annual Report (Form 10-KSB) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
November 23, 2004
Kitchener, Ontario, Canada